                                 SCHEDULE 14A
                                 (Rule 14-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          CARRIER ACCESS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                     [Logo]
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001

                               ----------------

To the Stockholders:

   Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Carrier Access Corporation, a Delaware corporation (the "Company"), will be held on May 24, 2001 at 10:00 a.m., local time, at The Boulder Theater, 2034 14th Street, Boulder, Colorado 80302, for the following purposes:

  1. To elect directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.
  2. To ratify the appointment by the Board of Directors of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.
  3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

   Only holders of record of the Company's common stock at the close of business on April 9, 2001, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors
                                          of Carrier Access Corporation
                                          Nancy Pierce
                                          Secretary

Boulder, Colorado
April 18, 2001

          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN,
                 DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY
                     AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                           CARRIER ACCESS CORPORATION

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

General

   This Proxy Statement is being furnished to the holders of common stock, par value $.001 per share (the "Common Stock"), of Carrier Access Corporation, a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the annual meeting of the Company's Stockholders (the "Annual Meeting") to be held on May 24, 2001 at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Boulder Theater, 2034 14th Street, Boulder, Colorado 80302. The telephone number at The Boulder Theater is (303) 786-7030. The Company's headquarters are located at 5395 Pearl Parkway, Boulder, Colorado, 80301, and the telephone number at that location is (800) 442-5455.

   This Proxy Statement and the accompanying form of proxy are first being mailed on or about April 18, 2001, together with the Company's 2000 Annual Report to Stockholders, to all holders of Common Stock entitled to vote at the Annual Meeting.

Voting at the Annual Meeting; Record Date

   Only holders of record of the Company's Common Stock at the close of business on April 9, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 24,692,939 shares of the Company's Common Stock outstanding and entitled to be voted at the Annual Meeting. No shares of Preferred Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Share Ownership of Principal Stockholders and Management."

Quorum; Required Vote

   A majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. If quorum is present, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be required to approve any matter presented at the Annual Meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy. Stockholders do not have the right to cumulate their votes in the election of directors.

   Under the applicable Delaware law, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker "non-votes" are not deemed to be "votes cast." As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Proxies

   All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or
(ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Carrier Access Corporation, 5395 Pearl Parkway, Boulder, Colorado, 80301, Attention: Secretary.

Expenses of Solicitation

   All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

Procedure for Submitting Stockholder Proposals

   Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the 2002 Annual Meeting, stockholder proposals must be received by the Secretary of the Company no later than December 18, 2001, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   The rules of the Securities and Exchange Commission (the "SEC") provide that a proxy may confer discretionary authority to vote on a matter for an annual meeting of stockholders if the proponent fails to notify the Company at least forty-five (45) days prior to the month and day of mailing of the prior year's proxy statement. Accordingly, if a proponent does not notify the Company on or before March 2, 2002 of a proposal for the 2002 Annual Meeting, management may use its discretionary noting authority to vote on such proposal. All notices of proposals by stockholders, whether or not included in the company's proxy materials should be sent to Carrier Access Corporation, 5395 Pearl Parkway, Boulder, Colorado, 80301, Attention: Secretary.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

   The Company's Board currently consists of six members. Douglas Carlisle, a director of the Company since 1997, is leaving the Board effective as of the date of the Annual Meeting. In connection with the retirement of Mr. Carlisle, the Board will, at the Annual Meeting, decrease the size of the Board to five members, as authorized under the Company's Bylaws.

Nominees for Director

   A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

   The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Votes withheld from any director and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum, but are not counted in the election of directors.

   The Board recommends a vote "FOR" the nominees listed below.

Information Regarding Nominees and Other Directors

   Roger L. Koenig. (Age 47) Mr. Koenig has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in September 1992. Prior to co-founding the Company, Mr. Koenig served as the President and Chief Executive Officer of Koenig Communications, an equipment systems integration and consulting firm. Prior to founding Koenig Communications, Mr. Koenig held a number of positions with IBM/ROLM Europe, a telecommunications equipment manufacturer, including Engineering Section Manager for Europe. Mr. Koenig received a B.S. in Electrical Engineering from Michigan State University and an M.S. in Engineering Management from Stanford University.

   Nancy Pierce. (Age 43) Ms. Pierce has served as Corporate Development Officer since April 2000. Ms. Pierce has served as the Treasurer, Secretary and a Director of the Company since its inception in September 1992. Ms. Pierce held previous positions within the Company of Corporate Controller, Chief Financial Officer, and Vice President-Finance and Administration. Prior to co-founding the Company, Ms. Pierce served as the Controller of Koenig Communications, a systems integration and consulting firm. Prior to joining Koenig Communications, Ms. Pierce was a systems analyst at IBM Corporation and an internal auditor at ROLM Corporation. Ms. Pierce received a B.S. from Colorado State University and a M.B.A. from California State University, Chico.

   John Barnett, Jr. (Age 60) Mr. Barnett has served as a Director of the Company since December 1998. Mr. Barnett is currently a Senior Executive of McCleod USA (April 2000--Present). Mr. Barnett was the President of the Wholesale Services division of MCI WorldCom, Inc. (February 1997--March, 2000) and was President of WorldCom International from June 1996 through February 1997. From January 1995 until June 1996, Mr. Barnett served as Senior Vice President of Sales and Marketing of Williams Communications Company. From July 1993 until January 1995, Mr. Barnett as President of WilTel International, a division of WilTel Network Services. Wiltel Network Services is a predecessor of WorldCom, Inc. Mr. Barnett has also served as a Director of America's Carriers Telecommunication Association
(ACTA), the Multimedia Telecommunications Association as well as several privately held corporations. Mr. Barnett received a B.A. in Political Science from Tulane University.

   Joseph Graziano. (Age 57) Mr. Graziano has served as a Director of the Company since July 1996. Mr. Graziano served as Executive Vice President, Chief Financial Officer of Apple Computer, Inc. during the period from June 1989 through December 1995. Mr. Graziano also served as a Director at Apple Computer from June 1993 through October 1995. Mr. Graziano also serves as a Director of Packeteer, Inc. and Pixar Animation Studios. Mr. Graziano received a B.S.B.A. in Business Administration from Merrimack College. Mr. Graziano is also a Certified Public Accountant.

   David R. Laube. (Age 53) Mr. Laube has served as a Director of the Company since January 2001. Mr. Laube is currently the executive in residence for the school of business at the University of Colorado-Denver. Mr. Laube served in several senior finance and information technology positions at US WEST from 1983 to 2000. Mr. Laube was vice president and Chief Information Officer of US WEST. Prior to 1983 Mr. Laube was vice president of finance and information systems for the digital telephone division of the Harris Corporation. Mr. Laube also serves as a Director of Computone Corp., a provider of remote-access connectivity solutions. Mr. Laube received a BA in Finance from the University of Washington and holds an MBA from the Wharton School of Business at the University of Pennsylvania. Mr. Laube is also a Certified Public Accountant and was appointed by Colorado Governor Bill Owens as a commissioner for the Colorado Commission on Science and Technology.

Family Relationships

   There are no family relationships among directors, executive officers or nominees, except that Roger L. Koenig and Nancy Pierce are married to one another.

Board Meetings and Committees

   During fiscal 2000, the Board held nine meetings (including regularly scheduled and special meetings), and no incumbent directors attended fewer than 75% of the total number of meetings of the Board and the committees, if any, of which he was a member. Certain matters approved by the Board were approved by unanimous written consent.

   The Board currently has two standing committees: an Audit Committee and a Compensation Committee. The Company has no nominating committee or committee performing a similar function. The Audit Committee and the Compensation Committee each currently consists of Messrs. Barnett, Graziano and Laube.

   Audit Committee. The Audit Committee, which met four times in 2000, reviews and supervises the Company's financial controls, including selecting the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of auditors and taking such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board.

   Compensation Committee. The Compensation Committee, which met four times in 2000, reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock purchase and stock option plans and performs such other duties as may from time to time be determined by the Board of Directors.

Director Compensation

   The Company currently does not provide cash compensation to any member of the Company's Board. However, members of the Board are eligible to receive discretionary option grants and stock issuances under the 1998 Stock Incentive Plan (the "1998 Plan"). In addition, non-employee directors each receive an initial

15,000-share automatic option grant upon becoming a director. Each initial 15,000-share option grant vests in four successive equal annual installments upon the individual's completion of each year of service on the Board over the four-year period measured from the option grant date. Each director also receives a 3,500-share option grant on the date of each annual meeting of stockholders pursuant to the 1998 Plan. The 3,500-share option grant vests upon the individual's completion of one year of Board service measured from the option grant date. All such option grants are granted at the fair market value on the date of grant. The 1998 Plan also permits the plan administrator to activate a director fee option grant program.

   In addition to the 15,000 share automatic option grant he received upon becoming a director of the Company, David R. Laube received an option grant for the purchase of 10,000 common shares, which option vests at a rate of 25% per year, subject to his serving as a director for each vesting year beginning on the date of the option grant.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board has appointed KPMG LLP as the Company's independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001, and has determined that it would be desirable to request that the stockholders ratify such appointment.

   KPMG LLP has audited the Company's financial statements since 1994. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Required Vote

   Stockholder ratification of the appointment of KPMG LLP as the Company's independent public accountants is not required by the Company's Bylaws or other applicable legal requirement. The Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection with the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting of the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

   The Board recommends a vote "FOR" this proposal.

Fee Disclosure

   Audit Fees. Audit fees billed to the Company by KPMG LLP during the Company's 2000 fiscal year for review of the Company's annual financial statement and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $102,000.

   Financial Information Systems Design and Implementation Fees. The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

   All Other Fees. Fees billed to the Company by KPMG LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax-related services, totaled $72,560. The independent accountant's percentage of hours expended on auditing the Company's financial statements for the most recent fiscal year that were attributed to persons other than the independent accountant's full-time, permanent employees was less than 50%.

   The Audit Committee considered whether the provision for non-audit services provided by KPMG LLP is compatible with maintaining KPMG LLP's independence.

            SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   The following table sets forth information concerning the beneficial ownership of Common Stock of the Company as of March 1, 2001 for the following:
(1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (2) each of the Company's current directors; (3) each of the officers named in the Summary Compensation Table below; and (4) all directors and executive officers of the Company as a group.

                                                      Number of    Percentage
                                                        Shares     of Shares
                                                     Beneficially Beneficially
Name and Address of Beneficial Owner (1)               Owned (2)    Owned (2)
----------------------------------------             ------------ ------------
Roger L. Koenig (3).................................   1,681,183      6.81%
Nancy Pierce (4)....................................   1,686,083      6.83%
KELD, LLC (5).......................................  10,394,000     42.13%
Timothy R. Anderson (6).............................      24,658         *
John Barnett, Jr. (7)...............................      29,675         *
Douglas Carlisle (8)................................      68,500         *
Joseph Graziano (9).................................     219,540         *
David R. Laube (10).................................          --         *
All directors and executive officers as a group (8
 persons)...........................................  14,103,864     57.16%

--------
*  Less than 1%
(1) Except as otherwise noted, the address of each person listed on the table is c/o Carrier Access Corporation, 5395 Pearl Parkway, Boulder, Colorado 80301.
(2) Number and percentage of shares beneficially owned is based on 24,673,156 shares outstanding as of March 1, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 1, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of such person or entity holding such securities but are not outstanding for the purpose of computing the percentage of any other person or entity. Except as indicated by footnotes to the table, and subject to the applicable community property laws, based on information provided by the persons shown in the table, such persons have sole voting and investment power with respect to all shares of common Stock shown as beneficially owned by them.
(3) Represents 1,685,558 shares held by Mr. Koenig, 1,690,458 shares held by Ms. Pierce and 10,394,000 shares held by KELD, LLC. Mr. Koenig is a managing member of KELD, LLC and has shared voting and investment power over the shares held by KELD, LLC.
(4) Represents 1,690,458 shares held by Ms. Pierce, 1,685,558 shares held by Mr. Koenig and 10,394,000 shares held by KELD, LLC. Ms. Pierce is a managing member of KELD, LLC. Ms. Pierce is a managing member of KELD, LLC and has shared voting and investment power over the shares held by KELD, LLC.
(5) Mr. Koenig and Ms. Pierce are managing members of KELD, LLC and have shared voting and investment power over the shares held by KELD, LLC.
(6) Includes 16,932 shares of common stock issuable upon exercise of immediately exercisable options, 35,876 of which are subject to the Company's right of repurchase.
(7) Includes 20,375 shares of common stock issuable upon exercise of immediately exercisable options, 16,625 of which are subject to the Company's right of repurchase.
(8) Includes 3,500 shares of common stock issuable upon exercise of immediately exercisable options, 3,500 of which are subject to the Company's right of repurchase.

(9) Includes 3,500 shares of common stock issuable upon exercise of immediately exercisable options, 3,500 of which are subject to the Company's right of repurchase.
(10) Includes no shares of common stock issued upon early exercise of immediately exercisable options, 25,000 of which are subject to the Company's right of repurchase.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership on a Form 3 and changes in ownership on a Form 4 or a Form 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all
Section 16(a) forms that they file.

   Based solely on its review of the copies of such forms received by the Company, we believe that, during fiscal year 2000, our executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements, except that Mr. Graziano and Ms. Pierce each filed one late report detailing sales.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company's Compensation Committee is currently composed of Messrs. Graziano, Barnett and Laube. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers during the last fiscal year (the "Named Officers") for services rendered to the Company in all capacities during the Company's last three fiscal years.

                                                                  Long-Term
                                                                Compensation
                                                             -------------------
                                 Annual Compensation               Awards
                         ----------------------------------- -------------------
                                                             Number of
                                                             Securities
   Name and Principal                                        Underlying
        Position         Year Salary($) Bonus($) Other($)(3)  Options   Other($)
   ------------------    ---- --------- -------- ----------- ---------- --------
Roger L. Koenig          2000  181,731      --       734        4,500       --
 President, Chief
  Executive Officer and  1999  175,000   87,500      734        3,500       --
 Chairman of the Board
  of Directors.......... 1998  163,462   50,000      734          --        --
Nancy Pierce             2000  138,291      --       --         4,500       --
 Corporate Development
  Officer, Treasurer and 1999  125,000   43,750      --         3,500       --
 Secretary.............. 1998  113,461   35,000      --           --        --
                         2000  143,483      --       --        36,000       --
Timothy R. Anderson      1999   92,223   44,498      --         5,000     1,154
 Chief Financial
  Officer............... 1998   83,357   16,998      --         7,500    41,635
                         2000  150,000      --       --         1,000       --
Barry Kantner (1)        1999   42,692   14,400      --        75,000    15,000
 Vice President,
  Marketing............. 1998      --       --       --           --        --
                         2000   52,308      --       --       100,000       --
Mark Emery (2)           1999      --       --       --           --     15,000
 Senior Vice President
  of Technology......... 1998      --       --       --           --        --

--------
(1) Mr. Kantner joined the Company in September of 1999 and was appointed an officer in January of 2000.
(2) Mr. Emery joined the Company in June of 2000.
(3) These figures represent payments made on a life insurance premium for Mr. Koenig.

Option Grants in Last Fiscal Year

   The following table sets forth, as to the Named Officers, information concerning stock options granted during the year ended December 31, 2000.

                                      Individual Grants
                         --------------------------------------------
                                                                       Potential Realizable
                         Number of   Percent of                          Value at Assumed
                         Securities Total Options                      Annual Rates of Stock
                         Underlying  Granted to   Exercise            Price Appreciation for
                          Options   Employees in   Price                  Option Term(4)
                          Granted      Fiscal       Per     Date of   ----------------------
          Name              (1)        Year(2)    Share(3) Expiration     5%         10%
          ----           ---------- ------------- -------- ---------- ---------- ------------
Roger L. Koenig.........    3,500          *       $36.75   05/25/05  $          $
                            1,000          *       $12.06   10/25/05          65        3,240
Nancy Pierce............    3,500          *       $36.75   05/25/05         --           --
                            1,000                  $12.06   10/25/05          65        3,240
Timothy R. Anderson.....   22,252                  $51.63   01/14/05         --           --
                            7,748                  $51.63   01/14/05         --           --
                            5,000       1.88%      $33.56   05/25/05         --           --
                            1,000                  $12.06   10/25/05          65        3,240
Barry Kantner...........    1,000          *       $12.06   10/25/05          65        3,240
Mark Emery..............  100,000       5.21%      $12.13   04/09/05         --           --

--------
*  Less than one percent (1%).
(1) The options in this table are non-statutory stock options, except as otherwise provided, granted under the 1998 Stock Incentive Plan and have exercise prices equal to the fair market value on the date of grant. Certain options have five-year terms and vest over a period of 48 months at a rate of 25% on the first anniversary date from the dated grant and a rate of 6.25% per quarter thereafter until fully vested, certain options vest after one year and certain options vest based on performance milestones.

(2) The Company granted options to purchase 1,918,400 shares of Common Stock to employees in fiscal 2000.

(3) The options in this table may terminate before their expiration upon the termination of optionee's status as an employee or consultant or upon the optionee's disability or death.

(4) Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or "option spread" that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options' five-year term at assumed annual rates of 5% and 10%. The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessary agree that this method can properly determine the value of an option.

Option Exercises and Holdings

   The following table sets forth, as to the Named Officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 2000.

                                                    Number of Securities
                            Shares Aquired on      Underlying Unexercised   Value of Unexercised in-the-
                         Exercise for the Fiscal   Options at Fiscal Year         Money Options at
                                 Year End                    End                 Fiscal Year End (1)
                         ------------------------  ----------------------   ----------------------------
                         Number of
          Name            Shares   Value Realized Exercisable Unexercisable Exercisable (1) Unexercisable
          ----           --------- -------------- ----------- ------------- --------------- -------------
Roger L. Koenig.........     --           --         3,500         4,500          --             --
Nancy Pierce............     --           --         3,500         4,500          --             --
Timothy R. Anderson.....   6,000      173,550        6,494        82,314          --             --
Barry Kantner...........     --           --           --         76,000          --             --
Mark Emery..............     --           --           --        100,000          --             --

--------
(1) Market value of underlying securities based on the closing price of Company's Common Stock on December 31, 2000 (the last trading day of fiscal
    2000) on the Nasdaq National Market of $9.50 minus the exercise price. Only exercisable options are calculated in making the determination of the value realized.

                          TRANSACTIONS WITH MANAGEMENT

   There were no transactions with management.

                             AUDIT COMMITTEE REPORT

   Our Audit Committee met four times during the last fiscal year and has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1. The Audit Committee has considered whether the services provided under financial information systems design and implementation and other non-audit services are compatible with maintaining the auditor's independence. The Audit Committee has also discussed the accountants' independence with the independent accountants. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and was filed with the Securities and Exchange Commission.

   The Board has adopted a written charter for the Audit Committee that has been included as Appendix A hereto. Each of the Audit Committee members is independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

   Respectfully submitted by the members of the Audit Committee of the Board of Directors.

                                          John Barnett, Jr.
                                          Joseph Graziano
                                          David R. Laube

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board (the "Compensation Committee") is currently comprised of three non-employee directors. The Compensation Committee is responsible for establishing the policies and programs which determine the compensation of the Company's officers. The Compensation Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee has exclusive authority to grant stock options to executive officers. The Compensation Committee considers both internal data, including corporate goals and individual performance, as well as external data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining officers' compensation.

  Compensation Philosophy

   When creating policies and making decisions concerning executive compensation, the Compensation Committee:

  . Establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth of the Company, and the labor markets in which the Company operates,

  . Independently assesses operating results on a regular basis in light of expected Company performance, and

  . Aligns pay incentives with the long-term interests of the Company's stockholders.

  Compensation Program

   The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

    1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local (Denver Area), national, and, for international executives, foreign country data are examined and taken into account, along with the skills and performance of the individual and the needs of the Company.

    2. Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals. The actual annual cash bonuses received by an executive depend upon attainment of certain of these specified business goals. The formula for incentive bonuses for fiscal year 2000 was based on the achievement of certain revenue growth and operating margin targets, together with the attainment of corporate goals and/or new product delivery dates, production goals and cost reduction targets. It is the intention of the Compensation Committee in fiscal year 2001 to continue this linkage between the achievement of specific financial targets and corporate goals, and the payment of incentive cash compensation, for officers and other executives in the Company.

    3. Equity-based incentive compensation has been provided to employees and management through the Company's stock incentive plans. Under these plans, officers, employees and certain consultants to the Company are eligible to be granted stock options based on competitive market data, as well as their responsibilities and position in the Company. These options allow participants to purchase shares of the Company's Common Stock at the market price on the date of the grant, subject to vesting during the participant's employment with the Company. The purpose of this stock plan is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. The Company's stock option plan utilizes vesting periods to encourage employees and executives to remain with the Company and to focus on longer-term results.

  Chief Executive Officer Compensation

   In determining Mr. Koenig's compensation for the fiscal year ended December 31, 2000, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the Denver Area, and evaluated achievement of corporate individual objectives for the fiscal year and he received an increase in base salary for fiscal year 2000 to $175,000. Like other executive officers, Mr. Koenig was not eligible to receive an incentive bonus determined on the basis of (i) the Company's revenue growth and operating margin and (ii) the achievement of specific corporate goals. Mr. Koenig did not receive a bonus for fiscal year 2000. We believe it is critical to the Company's long-term success to continue to tie the Chief Executive Officer's incentive to the Company's performance and to align individual financial interests more closely with those of stockholders.

  Other Executive Compensation

   The Company provides certain compensation programs to executives that are also available to other Company employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs except where prescribed by law in countries other than the United States. The Company generally does not provide executive perquisites such as club memberships.

  Deductibility of Executive Compensation

   Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code") limited the federal income tax deductibility of compensation paid to the Company's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the

Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

                            COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                            John Barnett, Jr.
                            Joseph Graziano
                            David R. Laube

                        COMPANY STOCK PRICE PERFORMANCE

   The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the S&P 500 Index and the Nasdaq Telecom Index. The graph assumes that $100 was invested on July 31, 1998 in the Company's Common Stock, the S&P 500 Index and the Nasdaq Telecom Index, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

CARRIER ACCESS CORPORATION
                                           Cumulative Total Return
                                   --------------------------------------
                                     7/98     12/98     12/99     12/00
CARRIER ACCESS CORPORATION          100.00    286.98    560.94    75.00
S & P 500                           100.00    110.41    133.64   121.47
NASDAQ TELECOMMUNICATIONS           100.00    118.22    209.74    90.20

                                 OTHER MATTERS

   The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

   It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope that has been enclosed.

                                          THE BOARD OF DIRECTORS

Boulder, Colorado
April 18, 2001

Annex A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                           CARRIER ACCESS CORPORATION

PURPOSE:

   The purpose of the Audit Committee of the Board of Directors of Carrier Access Corporation (the "Company") shall be:

  . to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  . to provide the Company's Board of Directors with the results of its monitoring and recommendations derived there from;

  . to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

  . to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

   The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

   The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. Prior to June 14, 2001, at least a majority of the members will be independent directors. On or before June 14, 2001, the Committee will consist of at least three members of the Board of Directors who will meet the following criteria:

  1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

  2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

  3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

   The responsibilities of the Audit Committee shall include:

  . Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  . Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

  .  Reviewing fee arrangements with the independent auditors;

  . Reviewing the independent auditors' proposed audit scope, approach and independence;

  . Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

  . Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

  . Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  . Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

  . Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

  . Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of SEC Regulation S-K and Item 7(e) (3) of
     Schedule 14A of the SEC's proxy rules;

  . Reviewing the Audit Committee's own structure, processes and membership requirements; and

  . Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

   The Audit Committee will meet at least quarterly. Meetings may be held telephonically or in person. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

   The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

   The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

   Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                                     PROXY
                           CARRIER ACCESS CORPORATION
                               5395 Pearl Parkway
                            Boulder, Colorado 80301
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 18, 2001, hereby appoints Robert L. Koenig and Nancy Pierce proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Carrier Access Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Carrier Access Corporation to be held on May 24, 2001 at The Boulder Theater, 2034 14th Street, Boulder, CO 80302 at 10:00 a.m. M.D.T., and any adjournment thereof. Matters 1 and 2 set forth below have been proposed by the company. 1.ELECTION OF DIRECTORS
  [_] FOR Roger L. Koenig            [_] WITHHOLD AUTHORITY to vote for Roger
  [_] FOR Nancy Pierce               L. Koenig
                                     [_] WITHHOLD AUTHORITY to vote for Nancy
  [_] FOR John W. Barnett, Jr.       Pierce
                                     [_] WITHHOLD AUTHORITY to vote for John
  [_] FOR Joseph A. Graziano         W. Barnett, Jr.
                                     [_] WITHHOLD AUTHORITY to vote for Joseph
  [_] FOR David R. Laube             A. Graziano
                                     [_] WITHHOLD AUTHORITY to vote for David
                                     R. Laube
2.RATIFICATION OF INDEPENDENT ACCOUNTANTS
  [_] FOR the ratification of        [_] WITHHOLD AUTHORITY to vote for
   KPMG LLP as the Company's          the ratification of KPMG LLP as the
   independent accountants for        Company's independent accountants
   the fiscal year ending             for the fiscal year ending December
   December 31, 2001.                 31, 2001
3.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 ABOVE.

  PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

                                              Date: _____________, 2001
                                              _________________________
                                                      Signature

                                              Please sign exactly as your name
                                              appears on the certificate or
                                              certificates representing shares
                                              to be voted by this proxy, as
                                              shown on the left. Jointly owned
                                              shares will be voted as directed
                                              if one owner signs unless
                                              another owner instructs to the
                                              contrary, in which case the
                                              shares will not be voted. If
                                              signing in a representative
                                              capacity, please indicate title
                                              and authority.